Exhibit (h)(3)(iv)

[FORM] OF AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 4 effective as of [            , 2014] (“Amendment No. 4”) to the Amended and Restated Expense Limitation Agreement dated as of March 15, 2012, as amended (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company.

WHEREAS, FMG LLC and the Trust desire to modify the maximum annual operating expense limits with respect to the CharterSM Small Cap Growth Portfolio (formerly, Multimanager Small Cap Growth Portfolio), CharterSM Small Cap Value Portfolio (formerly, Multimanager Small Cap Value Portfolio), and CharterSM Multi-Sector Bond Portfolio (formerly, Multimanager Multi-Sector Bond Portfolio) (each, a “Charter Portfolio”) in light of the conversion of these portfolios to funds-of-funds;

NOW THEREFORE, the Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by this Amendment No. 4 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

[FORM] OF AMENDMENT NO. 4

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class A+	Class B+
Multimanager Aggressive Equity Portfolio	0.80%	1.05%	1.05%
Multimanager Core Bond Portfolio	0.75%	1.00%	1.00%
Multimanager International Equity Portfolio	1.05%	1.30%	1.30%
Multimanager Large Cap Core Equity Portfolio	0.90%	1.15%	1.15%
Multimanager Large Cap Value Portfolio	0.90%	1.15%	1.15%
Multimanager Mid Cap Growth Portfolio	1.00%	1.25%	1.25%
Multimanager Mid Cap Value Portfolio	1.00%	1.25%	1.25%
Multimanager Technology Portfolio	1.15%	1.40%	1.40%
AXA Aggressive Allocation Portfolio*	1.00%	1.25%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	1.00%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	1.10%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	1.15%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	1.20%	1.20%
CharterSM Fixed Income Portfolio**	N/A	N/A	0.65%
CharterSM Conservative Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Growth Portfolio**	N/A	N/A	0.65%
CharterSM Growth Portfolio**	N/A	N/A	0.65%
CharterSM Aggressive Growth Portfolio**	N/A	N/A	0.65%
CharterSM Equity Portfolio**	N/A	N/A	0.65%
CharterSM International Conservative Portfolio**	N/A	N/A	0.65%
CharterSM International Moderate Portfolio**	N/A	N/A	0.65%
CharterSM International Growth Portfolio**	N/A	N/A	0.65%
CharterSM Income Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Interest Rate Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Real Assets Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Conservative Plus Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Growth Portfolio**	N/A	N/A	0.65%
CharterSM Small Cap Growth Portfolio (formerly, Multimanager Small Cap Growth Portfolio)	0.40%	0.65%	0.65%
CharterSM Small Cap Value Portfolio (formerly, Multimanager Small Cap Value Portfolio)	0.40%	0.65%	0.65%
CharterSM Multi-Sector Bond Portfolio (formerly, Multimanager Multi-Sector Bond Portfolio)	0.40%	0.65%	0.65%
Target 2015 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2025 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2035 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2045 Allocation Portfolio	0.35%	0.60%	0.60%

+ Includes amounts payable pursuant to Rule 12b-1

* Includes fees and expenses of underlying investment companies and any underlying exchange-traded funds in which the Portfolio invests

**Portfolio currently only has Class B shares registered.